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                                                                    EXHIBIT 10.1

                                  AMENDMENT TO
                            PATENT LICENSE AGREEMENT

This Amendment to the Patent License Agreement (this "Amendment") dated the 17th day of April, 2003, is by and between The Children's Hospital of Philadelphia, a Pennsylvania nonprofit corporation (the "Licensor"), and Genaera Corporation (formerly Magainin Sciences Inc.), a Delaware corporation (the "Licensee").

WHEREAS, the Licensor and Licensee entered into the Patent License Agreement dated as of March 1, 1988 with a Licensor signature date of October 18, 1991 (the "Agreement"); and

WHEREAS, the Licensor has patents and patent applications listed in Appendix A to this Amendment which represent in the aggregate the sole Licensable Invention and have been licensed to the Licensee as Licensed Patents; and

WHEREAS, the Licensee has patents and patent applications pertaining specifically to Licensed Product ("Licensee Patents"); and

WHEREAS, Licensor and Licensee wish to amend and restate certain provisions of the Agreement as set forth specifically in this Amendment.

NOW THEREFORE, the parties, in consideration of the mutual obligations set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, intending to be legally bound, agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

2.   Section 1.6 is hereby amended and restated in its entirety as follows:

          "Licensed Patents" shall mean all patent applications and patents, including all divisionals, continuations, continuations-in-part, reissues, extensions and foreign counterparts thereof, directed to a Licensable Invention, all of which are identified in Appendix A, and a written schedule that shall be kept current and signed by both parties.

3.   Section 1.7 is hereby amended and restated in its entirety as follows:

          "Licensed Product" shall mean any product, composition, chemical, peptide, composition of matter, machine, etc., that is covered by a Valid Claim of a Licensed Patent. From and after the expiration of such Licensed Patent, such Licensed Product shall continue for

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          purposes of this Agreement to be considered a Licensed Product if its is covered by a Valid Claim of a Licensee Patent. Licensed Product shall further mean any product, chemical, composition of matter, peptide, machine, etc. that normal and customary use of which, or the use of which pursuant to the associated labeling, utilizes a Licensed Process covered by a Valid Claim of a Licensed Patent. Licensed Product shall further include any product that is manufactured according to, or with the benefit of, any Licensed Process covered by a Valid Claim of a Licensed Patent.

4.   A new Section 1.10 is hereby added to the Agreement as follows:

          "Licensee Patents" shall mean all patent applications and patents, including all divisionals, continuations, continuations-in-part, reissues, extensions and foreign counterparts thereof, under the control of the Licensee that pertain specifically and solely to making, having made, using or selling a Licensed Product in the Licensed Territory. Licensee Patents shall exclude Licensed Patents.

5. Sections 1.10, 1.11 and 1.12 are hereby renumbered as Sections 1.11, 1.12 and 1.13, respectively.

6. Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

          The royalty rate payable by Licensee to Licensor under this Agreement shall be equal to one percent (1%) of Net Sales in the Licensed Territory prior to March 18, 2010. The royalty rate payable by Licensee to Licensor under this Agreement shall be equal to one-half percent (0.5%) of Net Sales in the Licensed Territory that occur from and after March 18, 2010 in the Licensed Territory. Only one royalty shall be due and payable to Licensor for any Licensed Product for which royalties are to be paid under this Agreement.

7. Sections 3.2, 3.3 and 3.4 are of the Agreement are hereby deleted in their entirety.

8. Sections 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 are hereby renumbered as Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7, respectively.

9. Newly renumbered Section 3.5 of the Agreement is hereby amended and restated in its entirety as follows:

          Reports. Licensee shall deliver to Licensor, simultaneously with payment pursuant to Section 3.2.1, a written statement

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          signed by a responsible officer of Licensee in such detail as Licensor may reasonably require, showing the Net Sales for the License Quarter and calculation of the payment due. If no payments are due for the License Quarter, the report shall so state.

10. Newly renumbered Section 3.6.2 of the Agreement is hereby amended and restated in its entirety as follows:

          Licensee shall permit, upon reasonable advance written notice, Licensor, or any person designated by Licensor and reasonably acceptable to Licensee, to have full access to such records for the purpose of verifying the amount of payments due Licensor. Audits shall be requested in writing, and shall occur no more than once per License Year. Licensor shall be responsible for its own costs and expenses in connection with any audit, except that Licensee shall reimburse Licensor after written request for all reasonable documented costs and expenses of any audit that demonstrates conclusively that Licensee's actual payments for any particular License Quarter were less than the amount due and payable according to Section 3.1 by an amount that equals or exceeds ten percent (10%) of such actual, due and payable amount.

11. Newly renumbered Section 3.7 of the Agreement is hereby amended and restated in its entirety as follows:

          Interest. Any required payments that are due and payable but not made on or before the date for payment specified in Section 3.2 shall bear interest, compounded annually, from the date such payment is due until the date it is received, at the prime or reference rate announced by Provident National Bank (or another mutually agreeable federally chartered bank) applicable to short-term (i.e., ninety (90) day) borrowings.

12. Section 4.1.1 of the Agreement is hereby amended and restated in its entirety as follows:

          Licensee shall use commercially reasonable efforts and commercially reasonable diligence under the circumstances to sublicense, or research and subsequently develop for commercial sale, each Licensed Product. If Licensee does not appear to have used such efforts and diligence under the circumstances to sublicense, or research and subsequently develop for commercial sale, each Licensed Product, then
          Section 4.1.2 of this Agreement shall apply.

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13.  Section 4.1.2 of the Agreement is hereby amended and restated in its entirety as follows:

          In the event that Licensor reasonably believes that Licensee is not using commercially reasonable efforts and commercially reasonable diligence under the circumstances to sublicense, or research and subsequently develop for commercial sale each Licensed Product, then Licensor may provide written notice to Licensee specifying Licensor's basis for such belief and what additional efforts Licensor believes should be made by Licensee. Licensee shall respond within thirty (30) days, providing assurances and/or detailed explanation of the status of the research efforts. For a ninety (90) day period following the exchange of such written notices, Licensor and Licensee shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by Licensee shall satisfy the requirements of Section 4.1.1, and, if such mutual agreement is not reached within such ninety
          (90) day period, then either party may submit such matter to arbitration pursuant to Section 19. Licensor's obligation to arbitrate as to any particular Licensed Product pursuant to this Section 4.1.2 shall be limited to a single arbitration.

14. Section 4.3 of the Agreement is hereby amended and restated in its entirety as follows:

          Proprietary Rights Of Others. The parties acknowledge that Licensor has received grants from the Ben Franklin Technology Center directed to the materials covered by the Sponsored Research Agreement and may have received other such grants in the past from third parties ("Grantors"). Licensee acknowledges that Licensor and any party licensing relevant technology from Licensor, such as Licensee, are subject to certain duties and obligations to the Grantors. The parties agree to abide by the terms of the Grantors and to expend their respective commercially reasonable efforts to comply with any such duties and obligations, but Licensor agrees to be solely responsible for the payment of any amounts due or payable to the Grantors, including, without limitation, all royalties and reimbursements due to the Grantors.

15. Section 9.1 of the Agreement is hereby amended and restated in its entirety as follows:

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          Term. Unless this Agreement is terminated earlier pursuant to Section
          9.2, this Agreement shall remain in full force and effect from the Effective Date until the expiration of the last to expire Licensed Patents and Licensee Patents.

16. Except as set forth herein, the Agreement shall remain in full force and effect.

17. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

18. This Amendment may be executed in counterparts, each of which need not contain the signature of more than one party but both of which together shall constitute one and the same agreement.

                            [Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Patent
License Agreement to be executed by their duly authorized officers as of the day above written.

                           THE CHILDRENS HOSPITAL OF PHILADELPHIA


                           BY:  /s/ Judith Argon
                              --------------------------------
                           Name: Judith Argon
                           Title: VP, Research Administration

                           GENAERA CORPORATION


                           BY:  /s/ Roy Clifford Levitt, M.D.
                              --------------------------------
                           Name:  Roy Clifford Levitt, M.D.
                           Title:  President and CEO

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                                   Appendix A

Patent No.:       5,192,756
Issue Date:       3/9/93
Serial No.:       853,634
Filing Date:      3/18/92
Title:            AMINOSTEROL ANTIBIOTIC
Inventors:        Michael Zasloff, Karen Moore, Suzanne Wehrli
Status:           In force until 3/9/10 upon payment of maintenance fees
Foreign Cases:    Country    Status   Serial No./Patent No.
                  -------    ------   ---------------------

                  EPO        Issued   EP 0 637 243
                  Australia  Issued   675782
                  Canada     Pending  2,130,803
                  Japan      Granted  516544/1993

Synopsis:         This patent describes the composition of matter of squalamine and its use as an antimicrobial.

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